SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  Form 8-K/A
                              (Amendment No. 1)


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


               Date of Report (Date of Earliest Event Reported)
                                 June 1, 1999


                              CNB Bancorp, Inc.
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            (Exact Name of Registrant as Specified in its Charter)


             New York                   0-17501           14-1709485
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   (State or Other Jurisdiction       (Commission        (IRS Employer
         of Incorporation)            File Number)     Identification No.)


   10-24 N. Main Street, PO Box 873, Gloversville, New York       12078
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         (Address of Principal Executive Offices)              (Zip Code)


       Registrant's Telephone Number, including Area Code: 518-773-7911


                                     N/A
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        (Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets

     As previously reported on Form 8-K filed June 15, 1999, on June 1,
1999, CNB Bancorp, Inc. ("CNB" and "Registrant") acquired all of the capital stock of Gloversville Federal Savings and Loan Association, a federal savings bank ("Gloversville") through the merger of its parent, Adirondack Financial Services Bancorp, Inc. ("Adirondack" or "AFSB") into Registrant's wholly owned subsidiary, CNB Acquisition Corp. Gloversville was then merged into Registrant's wholly owned subsidiary bank, City National Bank and Trust Company (the "Bank"). The assets acquired consisted principally of loans and securities. The consideration paid was $21.92 per Adirondack common stock outstanding (664,017 shares) plus the issuance of CNB stock options for certain unvested stock options which had existed at Adirondack just prior to the Merger. The total cash consideration paid in the acquisition was approximately $14.6 million. The source of the cash consideration paid in the acquisition was a special dividend paid by the Bank to the Registrant. The consideration paid was determined through negotiation with the Board of Directors of Adirondack. A fairness opinion was rendered by the investment bankers for Adirondack.

Forward-Looking Statements

     When used in this Current Report on Form 8-K and in future filings by CNB with the Securities and Exchange Commission, in CNB's press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, the possibility that the expected cost savings from the acquisition of AFSB cannot be fully realized or realized within the expected timeframe, the possibility of unexpected difficulties in integrating the two organizations, the possibility that revenues following the acquisition of AFSB may be lower than expected, changes in economic conditions in CNB's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in CNB's market area and competition, and the effect of certain customers and vendors of critical systems or services failing to adequately address issues related to becoming year 2000 compliant, that could cause actual results to differ materially from historical results and those presently anticipated or projected. CNB wishes to caution readers not to place undo reliance on any such forward-looking statements, which speak only as of the date made. CNB whishes to advise readers that the factors listed above, as well as others, could effect CNB's financial performance and could cause CNB's actual results to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

CNB does not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Item 7. Financial Statement Exhibits

     (a) Financial statements of business acquired.

     The consolidated financial statements of AFSB (Commission File No. 333-43697) required by this item have been previously reported with the Commission and are contained in AFSB's Annual Report on Form 10-K for the fiscal year ended September 30, 1998 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999.

     (b) Pro forma financial information

     The following unaudited pro forma condensed combined financial statements ("pro forma financial statements") are based on the historical financial statements of CNB Bancorp, Inc. and subsidiaries ("CNB") and Adirondack Financial Services Bancorp, Inc. and subsidiary ("Adirondack" or "AFSB") and have been prepared to illustrate the effect of the Merger.

     The following unaudited pro forma condensed combined statement of financial condition as of March 31, 1999 is based on the unaudited historical consolidated statement of financial conditions of CNB and AFSB at that date, assuming that the Merger had been consummated on March 31, 1999 and accounted for using the purchase method of accounting.

     The following unaudited pro forma condensed combined statements of income reflect the combination of historical results of operations of CNB for the year ended December 31, 1998 and Adirondack for the year ended September 30, 1998, as well as the results of operations for CNB and Adirondack for the three months ended March 31, 1999. The unaudited condensed combined statements of income give effect to the Merger using the purchase method of accounting and assume that (1) the Merger occurred as of the beginning of the respective periods presented, and (2) the amount of initial goodwill equaled the amount reflected in the following unaudited pro forma condensed combined statement of financial condition as of March 31, 1999.

     These pro forma financial statements should be read in conjunction with the historical consolidated financial statements and related notes contained in CNB's March 31, 1999 Form 10-Q and December 31, 1998 Form 10-K; and in AFSB's March 31, 1999 Form 10-Q and September 30, 1998 Form 10-K.

     As noted above, the Merger will be accounted for using the purchase method of accounting. Accordingly the pro forma adjustments made for the purpose of preparing the pro forma financial statements are based on current estimates regarding the amount of goodwill (which represents the excess of the total acquisition cost over the fair value of net assets acquired) which will arise from the Merger and the period over which such goodwill will be amortized. The amount of goodwill to be recorded as of the Merger date is expected to be approximately $4.7 million and represents the excess of the total acquisition cost over the fair value of net assets acquired based on information available as of this date. In the opinion of CNB's management, the estimates used in the preparation of these pro forma financial statements are reasonable under the circumstances.

     The combined company expects to achieve benefits from the Merger including operating cost savings and revenue enhancements. These pro forma financial statements do not reflect any potential cost savings and revenue enhancements which are expected to result from the combination of operations of CNB and AFSB and, accordingly, may not be indicative of the results of future operations. No assurances can be given with respect to the ultimate level of cost savings and revenue enhancements to be realized. As a result, these pro forma financial statements are not necessarily indicative of either the results of operations or financial condition that would have been achieved had the Merger in fact occurred on the dates indicated, nor do they purport to be indicative of results of operations or financial condition that may be achieved in the future by the combined company.

   UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION
      CNB BANCORP, INC. AND ADIRONDACK FINANCIAL SERVICES BANCORP, INC.

                                                                               At March 31, 1999
                                                        ----------------------------------------------------------------

                                                                                 Pro Forma                     Pro Forma
                                                        CNB         AFSB        Adjustments     Notes          Combined
                                                        -------     -------     -----------     -----          ---------
                                                                             (Dollars in thousands)

Cash and due from banks                                   6,593       2,681     (15,693)        1 A, D, 9       (6,419)
Federal funds sold                                       11,000           -      11,000
Interest bearing deposits                                    98         962           -                          1,060
                                                        -------     -------     -------                        -------
  Cash and cash equivalents                              17,691       3,643     (15,693)                         5,641

Securities available for sale, at fair value             87,656      12,621          (4)        1 F            100,273
Investment securities held to maturity                   14,656         461           -                         15,117
Investments required by law, stock held in Federal
  Home Loan Bank and Federal Reserve Bank of NY,
  at cost                                                 1,075                                                  1,075

Loans receivable, net of unamortized fees               123,747      50,074         430         1 F            174,251
  Allowance for loan losses                              (1,592)     (1,244)          -                         (2,836)
                                                        -------     -------     -------                        -------
    Loans receivable, net                               122,155      48,830         430                        171,415

Accrued interest receivable                               1,673         354           -                          2,027
Premises and equipment, net                               2,560       1,148          83         1 F              3,791
Other assets                                              3,701         851       1,103         1 C, D, F, H     5,655
Goodwill                                                      -           -       4,538         1 I              4,538
                                                        -------     -------     -------                        -------
     Total assets                                       251,167      67,908      (9,543)                       309,532
                                                        =======     =======     =======                        =======

Liabilities:
  Deposits                                              199,536      56,098        (770)        9              254,864
  Securities sold under agreements to repurchase         12,878           -           -                         12,878
  Notes payable - Federal Home Loan Bank                  6,000       2,386           -                          8,386
  Accrued expenses and other liabilities                  1,105         332         (74)        1 G              1,363
                                                        -------     -------     -------                        -------
     Total liabilities                                  219,519      58,816        (844)                       277,491

Shareholders' equity:
  Preferred stock                                             -           -                                          -
  Common stock                                            4,000           7          (7)        2                4,000
  Surplus                                                 4,000       6,327         393         1 E
                                                                                   (267)        3
                                                                                 (6,060)        2                4,393
  Retained earnings                                      23,644       3,558      (3,558)        2               23,644
  Unearned ESOP shares                                        -        (476)        476         1 C                  -
  Unearned RRP shares                                         -        (267)        267         3                    -
  Accumulated other comprehensive income (loss)               4         (57)         57         2                    4
                                                        -------     -------     -------                        -------
    Total shareholders' equity                           31,648       9,092      (8,699)                        32,041
                                                        -------     -------     -------                        -------
    Total liabilities and shareholders' equity          251,167      67,908      (9,543)                       309,532
                                                        =======     =======     =======                        =======

See "Notes to the Unaudited Pro Forma Condensed Combined Financial Statements"

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME CNB BANCORP, INC. AND ADIRONDACK FINANCIAL SERVICES BANCORP, INC.

                                                                 Three Months Ended March 31, 1999
                                                        ---------------------------------------------------

                                                                         Pro Forma                Pro Forma
                                                        CNB      AFSB    Adjustments     Notes    Combined
                                                        -----    -----   -----------     -----    ---------
                                                                     (Dollars in thousands)

Interest and dividend income                            4,315    1,270      -                     5,585
Interest expense                                        1,917      617      -                     2,534
                                                        -----    -----   ----                     -----
  Net interest income                                   2,398      653      -                     3,051
Provision for loan losses                                  60        -      -                        60
                                                        -----    -----   ----                     -----
Net interest income after provision for loan losses     2,338      653      -                     2,991
Non-interest income                                       280       66      -                       346
Non-interest expense:
  Compensation and benefits                               659      263    (26)           4          896
  Occupancy expense                                        94       54      -                       148
  Equipment and data processing                           182       49      -                       231
  Other expense                                           505      419     76            5        1,000
                                                        -----    -----   ----                     -----
    Total non-interest expense                          1,440      785     50            8        2,275
                                                        -----    -----   ----                     -----
    Income before income taxes                          1,178      (66)   (50)                    1,062
Income tax expense                                        347       15     10            4          372
                                                        -----    -----   ----                     -----
    Net income                                            831      (81)   (60)           7          690
                                                        =====    =====   ====                     =====

Earnings per share
  Basic                                                  0.52    (0.12)                  7         0.43
  Diluted                                                0.52    (0.13)                  7         0.43

Average shares outstanding
  Basic                                                 1,600      649   (649)           6        1,600
  Diluted                                               1,608      644   (644)           6        1,608

See "Notes to the Unaudited Pro Forma Condensed Combined Financial Statements"

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME CNB BANCORP, INC. AND ADIRONDACK FINANCIAL SERVICES BANCORP, INC.

                                                                     Year Ended December 31, 1998
                                                       -------------------------------------------------------

                                                                              Pro Forma              Pro Forma
                                                       CNB       AFSB<F1>     Adjustments   Notes    Combined
                                                       ---       -----        -----------   -----    ---------
                                                                        (Dollars in thousands)

Interest and dividend income                           16,843    5,005           -                   21,848
Interest expense                                        7,917    2,525           -                   10,442
                                                       ------    -----        ----                   ------
  Net interest income                                   8,926    2,480           -                   11,406
Provision for loan losses                                 220      120           -                      340
                                                       ------    -----        ----                   ------
Net interest income after provision for loan losses     8,706    2,360           -                   11,066
Non-interest income                                     1,121      176           -                    1,297
Non-interest expense:
  Compensation and benefits                             2,628      940         (67)         4         3,501
  Occupancy expense                                       297      213           -                      510
  Equipment and data processing                         1,012      298           -                    1,310
  Other expense                                         1,287      762         303          5         2,352
                                                       ------    -----        ----                   ------
    Total non-interest expense                          5,224    2,213         236          8         7,673
                                                       ------    -----        ----                   ------
    Income (loss) before income taxes                   4,603      323        (236)                   4,690
Income tax expense                                      1,381       89          21          4         1,491
                                                       ------    -----        ----                   ------
    Net income (loss)                                   3,222      234        (257)         7         3,199
                                                       ======    =====        ====                   ======

Earnings (loss) per share<F2>
  Basic                                                  2.01     0.19                      7          2.00
  Diluted                                                2.01     0.19                      7          2.00

Average shares outstanding
  Basic                                                 1,600      609        (609)         6         1,600
  Diluted                                               1,608      609        (609)         6         1,601

<F1> Represents Adirondack's fiscal year ended September 30, 1998.
<F2> Adirondack EPS is calculated using post-conversion income.

See "Notes to the Unaudited Pro Forma Condensed Combined Financial Statements"

   NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1: The estimate of goodwill used in the preparation of the unaudited pro forma condensed combined financial statements is summarized below:

                                                    (in thousands)
                                                    --------------
Total cash paid to Adirondack shareholders                  14,555      A
Historical net assets acquired                              (9,092)     B
Effect of AFSB ESOP termination                               (666)     C
Estimated direct costs of acquisition                          301      D
Issuance of CNB stock options                                  393      E
Estimated net fair value adjustments                          (304)     F
Elimination of Adirondack ESOP and RRP
  accruals                                                     (74)     G
Effect of elimination of AFSB deferred
  tax valuation allowance                                     (575)     H
                                                            ------
Estimated goodwill (excess of total
  acquisition cost over the estimated
  fair value of assets acquired)                             4,538      I
                                                            ======

A Represents total cash paid to Adirondack shareholders as of the acquisition date at June 1, 1999, representing a purchase price of $21.92 paid for 664,017 shares outstanding.

B    Represents AFSB's total shareholders' equity as of March 31, 1999.

C In accordance with the Merger Agreement, AFSB's ESOP terminated at the time of the Merger. The AFSB ESOP loan was repaid by the ESOP to AFSB and all remaining assets within the ESOP were allocated and released to the participants. AFSB recorded an expense equal to the fair value of the shares allocated to participants. AFSB will receive a tax deduction equal to the shares allocated based on the original cost to the AFSB ESOP of $10.00 per share.

     The following entry would have been recorded by AFSB to reflect the AFSB ESOP termination if the merger had been completed on March 31, 1999 using the fair value of AFSB common stock immediately prior to the merger of $21.92 per share. The income tax benefit is computed at an assumed marginal effective tax rate of 40%. The result is an increase in AFSB's shareholders' equity of $666 as of March 31, 1999 as follows:

     Other assets                                           476
     Compensation expense (retained earnings)               533
     Current tax receivable (other assets)                  190
       Common stock acquired by ESOP                                       476
       Additional paid in capital                                          533
       Current tax benefit (retained earnings)                             190

D Represents $368 thousand of direct acquisition costs for investment banking, legal and accounting fees, as well as payments associated with the AFSB CEO's employment agreement (net of the $67 thousand tax benefit for this payment assuming a marginal effective tax rate of 40%). As these costs were paid out in cash prior to or within a short period of time following consummation of the Merger, the pro forma financial statements reflect the cash outlay.

E In accordance with the Merger Agreement 41,302 unvested stock options held by AFSB employees (that remained employees of CNB following the Merger date of June 1, 1999) were converted into 23,749 unvested stock options of CNB using a conversion rate of .575. The estimated fair value of the CNB options as of the measurement date for the purchase transaction was recorded as a component of goodwill and a corresponding increase to Surplus. The estimated fair value of CNB stock options granted was determined by using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 2.25%; expected rate of volatility 25.0%; risk free interest rate 5.15%; an expected life of 5 years. Based on the aforementioned assumptions the value of the options granted was $17.06 F Represents the estimated fair value adjustments of the assets acquired and liabilities assumed. The total fair value adjustment, net of taxes is $304 thousand. The net deferred tax liability associated with these adjustments is $205 thousand, and the gross of tax adjustment is $509 thousand which is comprised of premium on loans ($430 thousand), fixed assets write-up ($83 thousand) and decrease in the value of AFS securities ($4 thousand). The fair value of deposits is estimated to approximate their carrying amounts given the current rate environment.

G Represents recorded accruals related to the recognition of normal expenses for restricted stock awards and ESOP stock average value in excess of cost. These accruals are ultimately reflected as increases in Adirondack's capital, and therefore should be reflected as a reduction in goodwill.

H Represents elimination of the valuation allowance recorded by AFSB related to the AFSB's deferred tax assets. The valuation allowance was not considered necessary for CNB based in its strong history of generating taxable income and the expectation for generation of future taxable income in amounts sufficient to conclude that CNB's net deferred tax asset is more likely than not realizable.

I Represents the current estimate of the excess of the total acquisition cost over the estimated fair value of net assets acquired based on the information available at this date. Goodwill is expected to be amortized on a straight-line basis over 15 years. No assurance can be given that this estimate of goodwill will not change as fair values and transaction costs are finalized.

Note 2: Represents the elimination of AFSB's equity accounts as of March 31, 1999, after giving effect to the pro forma adjustments in Note 1 and Note 3.

Note 3: Represents the elimination of the AFSB unearned RRP, which were all terminated as of the Merger date.

Note 4: Represents the elimination of expense related to AFSB's ESOP and RRP, net of related tax effects. See also Note 1 and Note 3, respectively.

Note 5: This adjustment reflects the amortization of non-tax deductible goodwill, estimated in Note 1, on a straight-line basis over 15 years.

Note 6: The adjustments made to average shares outstanding (both basic and diluted) reflect the elimination of AFSB stock as a result of the Merger.

Note 7: The net income and earnings per share reflected herein do not purport to be indicative of actual results that would have been realized had the Merger in fact occurred on the dates indicated, nor do they purport to be indicative of the results of operations that may be achieved in the future. In addition, no adjustments have been made to non-interest expenses for expected cost savings described in Note 8, below, or for revenue enhancements expected to result from the Merger.

Note 8: No pro forma adjustments have been made to non-interest expense for one-time costs associated with facilitating the integration of the two companies, or for expected costs savings which CNB and AFSB believe will be derived from the elimination of duplicative administration functions and other operating efficiencies. However, there can be no assurance that any such cost savings will in fact be realized.

Note 9: Represents the elimination of $770 thousand of non-interest bearing deposits held by Adirondack in CNB.

                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused the Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 12, 1999           By: /s/ George A. Morgan
                                    George A. Morgan, Executive Vice President